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                                                                    Exhibit 23.2


                           Consent of Paul A. Looney


I, Paul A. Looney, consent to the inclusion of my name as a prospective director of Biopure Corporation under the caption "Management -- New Directors" in the Registration Statement on Form S-1 (File No. 333-78829) for the registration of shares of its class A common stock.


                                   /s/ Paul A. Looney
                                   -----------------------------------
                                   Paul A. Looney


June 21, 1999